Canary HBAR ETF 10-Q

Exhibit 10.8

Execution Version

AMENDED AND RESTATED SPONSOR AGREEMENT

THIS AMENDED AND RESTATED SPONSOR AGREEMENT (the “Agreement”), dated as of June 9, 2026, is made by and between Canary Capital Group LLC, a Delaware limited liability company (“Sponsor”), and Canary HBAR ETF, a statutory trust organized under the laws of Delaware (the “Trust”).

WHEREAS, the Sponsor and the Trust entered into that certain Original Sponsor Agreement dated October 6, 2025 (the “Original Sponsor Agreement”); and

WHEREAS, simultaneously with the execution of this Agreement, the Sponsor and the Trust are entering into the Second Amended and Restated Trust Agreement, which, among other things, authorizes the Trust to participate in a Staking Program with respect to the Trust’s HBAR holdings; and

WHEREAS, the Sponsor and the Trust desire to amend and restate the Original Sponsor Agreement in its entirety as set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the Sponsor and the Trust hereby amend and restate the Original Sponsor Agreement and agree as follows:

1. The Trust. The Trust is not an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”), and it is not required to register thereunder. The Trust is not a commodity pool for purposes of the Commodity Exchange Act of 1936, as amended, and the Sponsor is not subject to regulation by the Commodity Futures Trading Commission as a commodity pool operator or a commodity trading advisor. The Sponsor is not registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and is not required to register thereunder.

2. Appointment. Pursuant to the terms of the Trust’s Second Amended and Restated Trust Agreement (the “Trust Agreement”), Sponsor was appointed to serve as sponsor for the Trust, with full powers and rights to effectuate and carry out the purposes, activities and objectives of the Trust. Sponsor has accepted such appointment and hereby agrees to render such services to the Trust on the terms and conditions set forth in this Agreement and the Trust Agreement.

3. Duties. Sponsor will perform such duties for the Trust as set forth in Article VI of the Trust Agreement in accordance with Sponsor’s best judgment and as outlined in the Trust’s then-current registration statement filed with the U.S. Securities and Exchange Commission (“SEC”).

4. Execution of Trust Documents. Pursuant to the terms of the Trust Agreement, the Sponsor is authorized to execute documents for and on behalf of the Trust. For the avoidance of doubt, when a specified officer of the Trust is required to execute, or executes, a document, including but not limited to filings required to be made with regulatory authorities such as the SEC, the authorized officers of the Sponsor (or persons performing similar functions, including in the event of a vacancy in one or more of the specified Sponsor’s officer positions) shall be authorized to execute the document.

5. Reporting; Record Keeping. Sponsor will be available at reasonable times to discuss the activities of the Trust with the trustee of the Trust or its designee. Any written reports supplied by Sponsor to the Trust discussing the activities of the Trust are intended solely for the benefit of the Trust, and the Trust agrees that it will not disseminate such reports to any other party (other than the Trust’s service providers) without the prior consent of Sponsor, except as may be required by applicable law. Sponsor shall make or cause to be made, and shall maintain or cause to be maintained, all records as are required to be made or maintained by it in its capacity as Sponsor of the Trust.

6. Other Accounts. The Trust understands and acknowledges that Sponsor may act as sponsor for various persons other than the Trust. The Trust acknowledges that Sponsor may give advice and take action concerning other persons that may be the same as, similar to or different from the advice given, or the timing and nature of action taken, concerning the Trust. The Trust also acknowledges that Sponsor may serve as a manager to other investment

Execution Version

funds that invest in HBAR or other cryptocurrency with the same investment objective as the Trust, and the Sponsor or its affiliates may serve as a manager to other investment funds that invest in digital assets. Except to the extent necessary to perform Sponsor’s obligations under this Agreement, nothing herein shall be deemed to limit or restrict the right of Sponsor, or any affiliate of Sponsor or any employee of Sponsor to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association.

7. Sponsor’s Compensation. (a) The Trust shall pay to Sponsor a fee as described in Schedule A that is attached hereto and made a part hereof. Such fee shall be computed daily and paid not less than monthly in arrears by the Trust. Except as otherwise described below, no other compensation is paid to the Sponsor by the Trust. Sponsor’s compensation is paid in consideration of Sponsor’s (i) services under this Agreement and the Trust Agreement and (ii) the payment by Sponsor of the Trust expenses described in paragraph 8 below.

(b) As partial consideration for arranging for the staking of the Trust’s HBAR pursuant to Section 6.2(b) of the Trust Agreement, the Sponsor shall be entitled to receive all Staking Rewards (as defined in the Trust Agreement) generated from the Trust’s participation in any Staking Program (as defined in the Trust Agreement), as additional compensation for the services it provides hereunder and under the Trust Agreement. The Sponsor may amend, modify, waive, defer or cancel such arrangements from time to time in its sole and absolute discretion.

(c) The Sponsor shall have sole authority to direct and manage all aspects of any Staking Program, including without limitation: (i) the decision to cause the Trust to participate, or not to participate, in any Staking Program; (ii) the selection of any Staking Provider (as defined in the Trust Agreement); (iii) the terms and conditions of any staking arrangements; (iv) the amount of HBAR to be staked from time to time; and (v) the timing and manner of receipt of Staking Rewards. The Sponsor shall not be required to obtain the consent of the Trust, the Trustee, or any Shareholder to exercise any such authority.

(d) For the avoidance of doubt, all Staking Rewards received by or on behalf of the Trust shall be paid to the Sponsor and shall be the sole property of the Sponsor. Staking Rewards shall not be considered part of the Trust Estate (as defined in the Trust Agreement) and shall not be included in the calculation of the HBAR Holdings, the Creation HBAR Amount, or the net asset value of the Trust or the Shares.

(e)  The Sponsor shall not be liable to the Trust or any Shareholder or Beneficial Owner (each as defined in the Trust Agreement) for any loss, diminution in value, or other damage or liability arising out of or in connection with (i) the Trust’s participation in any Staking Program, (ii) any decision by the Sponsor to cause the Trust to participate, or not to participate, in a Staking Program, (iii) the selection of any Staking Provider, (iv) the amount of HBAR staked or not staked, (v) any slashing, penalty, or loss of staked HBAR imposed by the applicable blockchain protocol or Staking Provider, or (vi) any other action or omission relating to the Staking Program, in each case, so long as the Sponsor acted in good faith and without fraud, gross negligence, bad faith or willful misconduct.

8. Fees and Expenses. As partial consideration for its receipt of the Sponsor Fee, the Sponsor agrees to assume the Sponsor-paid Expenses of the Trust as provided in Section 6.8 of the Trust Agreement, as amended from time to time.

9. Liability and Indemnification. Sponsor will not be liable for losses to the Trust, and Sponsor shall be indemnified, to the extent provided in Article VI of the Trust Agreement.

10. Governing Law/Disputes. This Agreement is entered into in accordance with and shall be governed by the laws of the State of Delaware; provided, however, that in the event that any law of the State of Delaware shall require that the laws of another state or jurisdiction be applied in any proceeding, such Delaware law shall be superseded by this paragraph, and the remaining laws of the State of Delaware shall nonetheless be applied in such proceeding. Each party agrees that in the event that any dispute arising from or relating to this Agreement becomes subject to any judicial proceeding, such party waives any right it may otherwise have to (a) seek punitive damages, or (b) request a jury trial.

Execution Version

11. Termination. This Agreement may be terminated (i) by Sponsor at any time upon 30 days’ prior written notice; or (ii) by either party upon discovery of acts of fraud or willful malfeasance of the other party in performing its duties hereunder. Any obligation or liability of either party resulting from actions or inactions occurring prior to termination shall not be affected by termination of this Agreement.

12. Assignment. This Agreement may be assigned by either party upon prior notice to the other party.

13. Notices. All notices and other communications under this Agreement shall be in writing and shall be addressed to the parties at their respective addresses. Sponsor shall comply with, and be entitled to act on, any instructions reasonably believed to be from an authorized representative of the Trust. Sponsor and its employees and agents shall be fully protected from all liability in acting upon such instructions, without being required to determine the authenticity of the authorization or authority of the persons providing such instructions.

14. Severability. In the event any provision of this Agreement is adjudicated to be void, illegal, invalid or unenforceable, the remaining terms and provisions of this Agreement shall not be affected thereby, and each of such remaining terms and provisions shall be valid and enforceable to the fullest extent permitted by law, unless a party demonstrates by a preponderance of the evidence that the invalidated provision was an essential economic term of this Agreement.

15. Integration; Amendment. This Agreement together with any other written agreements between the parties entered into concurrently with this Agreement contain the entire agreement between the parties with respect to the transactions contemplated hereby and supersede all previous oral or written negotiations, commitments and understandings related thereto. This Agreement may not be amended or modified in any respect, nor may any provision be waived, without the written agreement of both parties. No waiver by one party of any obligation of the other hereunder shall be considered a waiver of any other obligation of such party.

16. Further Assurances. Each party hereto shall execute and deliver such other documents or agreements as may be necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby.

17. Headings. The headings of paragraphs herein are included solely for convenience and shall have no effect on the meaning of this Agreement.

18. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to be one and the same instrument.

19. Trustee. The Trust is a Delaware statutory trust and a separate legal entity under the Delaware Statutory Trust Act and pursuant to such act a trustee, when acting in such capacity, is not personally liable to any person (other than the statutory trust or any beneficial owner thereof) for any act, omission or obligation of a statutory trust. In furtherance thereof, (a) this Agreement is executed and delivered by CSC Delaware Trust Company, not individually or personally, but solely as Trustee of the Trust, (b) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as personal representations, undertakings and agreements by CSC Delaware Trust Company but is made and intended for the purpose of binding only the Trust, (c) nothing herein contained shall be construed as creating any liability on CSC Delaware Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, and (d) under no circumstances shall CSC Delaware Trust Company be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Agreement.

Execution Version

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Canary hbar etf

By: Canary Capital Group LLC
Its: Sponsor

By:
	Name:	Andrew Hill
	Title:	President

Canary Capital Group LLC

By:
	Name:	Andrew Hill
	Title:	President

Signature Page – Amended and Restated Sponsor Agreement

SCHEDULE A

to the

AMENDED AND RESTATED SPONSOR AGREEMENT

Dated June 9, 2026 between

CANARY HBAR ETF

and

CANARY CAPITAL GROUP LLC

The Trust will pay the Sponsor an annual unified fee of 0.95% of the Trust’s HBAR Holdings (the “Sponsor Fee”).

The Sponsor Fee is paid by the Trust to the Sponsor as partial compensation for services performed under the Trust Agreement. The Trust’s Administrator will calculate the Sponsor Fee in respect of each day based on the prior day’s HBAR Holdings. The Sponsor Fee will accrue daily in HBAR and be payable monthly in HBAR or cash. The Trust will also pay to the Sponsor, as partial consideration for the Sponsor arranging for the staking of the Trust’s HBAR, all Staking Rewards received by the Trust. Such Staking Rewards shall be transferred to the Sponsor promptly upon receipt by the Trust or as otherwise directed by the Sponsor, and may be subsequently shared amongst the Sponsor, Custodian(s), Staking Provider(s) or other third parties engaged by the Sponsor or the Trust to stake the Trust’s HBAR, in each case in such amounts and on such terms as the Sponsor may determine in its sole discretion.